CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Salomon Brothers Global Partners Income Fund Inc. (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2005 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Salomon Brothers Global Partners Income Fund Inc.	Chief Financial Officer Salomon Brothers Global Partners Income Fund Inc.

/s/ R. Jay Gerken	/s/ Frances M. Guggino
R. Jay Gerken Date: May 6, 2005	Frances M. Guggino Date: May 6, 2005

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.